DEAN HELLER

Entity #:

Secretary of State

C27123-2003

204 North Carson Street, Suite 1                                                       Document Number:

Carson City, Nevada 89701-4299

20060376668-54

(775) 684-5708

Website:  secretaryofstate.biz

Date filed:

6/13/2006 1:40:14 PM

Certificate of Amendment

In the office of

(PURSUANT TO NRS. 78.384 and 78.390)                                     /s/ Dean Heller

Dean Heller

Secretary of State

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate Of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 AND 78.390-After Issuance of Stock)

1.

Name of corporation:

Sphere of Language

2.

The articles have been amended as follows (provide article numbers, if available):

A.   The name of the Corporation is hereby changed to:

      Clean Power Technologies Inc.

3.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is:

2,800,000

4.

Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5.

Officer Signature (required):  /s/ Abdul Mitha

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.

Nevada Secretary of State AM 78.38 Amend 2003

Revised on: 9/29/05